CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                          AGWAY FINANCIAL CORPORATION

                                WITH AND INTO

                                  AGWAY, INC.

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                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware

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     Agway, Inc., a Delaware corporation (the "Company"), does hereby certify to the following  facts  relating to the merger (the  "Merger") of Agway  Financial

Corporation,  a Delaware corporation  ("Financial"),  with and into the Company,

with the Company remaining as the surviving corporation:

    FIRST:  The Company is incorporated  pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). Financial is incorporated pursuant to the DGCL.

    SECOND: The Company owns all (100%) of the outstanding shares of each class of capital stock of the Subsidiary.

    THIRD:  The Board of Directors of the Company, by the following  resolutions duly  adopted on April 24, 2001,  determined  to merge the Company with and into the Subsidiary pursuant to Section 253 of the DGCL:

     WHEREAS, Agway, Inc., a Delaware corporation (the "Company"), owns all (100%) of the outstanding shares of the capital stock of Agway Financial Corporation, a Delaware corporation ("Financial"); and

     WHEREAS, the Board of Directors of the Company has deemed it advisable that Financial be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

     NOW, THEREFORE, BE IT AND IT HEREBY IS

     RESOLVED, that Financial be merged with and into the Company (the "Merger"); and it is further

     RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Company shall remain unchanged and continue to remain outstanding as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and it is further


     RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of Financial shall be canceled and no consideration shall be issued in respect thereof; and it is further

     RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do


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

     all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

     FOURTH: The Company shall be the surviving corporation of the Merger.

     FIFTH:  The  certificate  of  incorporation  of the  Company  as in  effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

     SIXTH:  The Merger  shall be effective  as of 12:02 a.m.  Eastern  Daylight

     Time, July 1, 2001.


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

        IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 21 day of June

2001.


                                  AGWAY, INC.

                                  By: /s/ Peter J. O'Neill
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                                          Peter J. O'Neill
                                          Sr. Vice President, Finance & Control







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